UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022
___________

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-9819		52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)
4991 Lake Brook Drive, Suite 100
Glen Allen, Virginia			23060-9245
(Address of principal executive offices)			(Zip Code)
	(804)	217-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DX	New York Stock Exchange
6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
Dynex Capital, Inc. (the "Company") held its annual meeting of shareholders on May 12, 2022 (the “2022 Annual Meeting”), at which three proposals were submitted to the Company’s shareholders. The proposals are described in detail in the Company’s proxy statement for the 2022 Annual Meeting filed with the Securities and Exchange Commission on March 31, 2022 (the “2022 Proxy Statement”). A quorum of the Company’s common shares was present for the 2022 Annual Meeting, and the final results for the votes regarding the proposals are set forth below.

Proposal 1 - Shareholders elected six directors of the Company to hold office until the next annual meeting and until their successors have been elected and duly qualified. The name of each director elected and the votes cast for such individuals are set forth below:

Name	For	Against	Abstentions	Broker Non-Votes
Byron L. Boston	13,178,081	349,908	131,856	12,919,574
Julia L. Coronado, Ph.D.	13,133,041	415,700	111,104	12,919,574
Michael R. Hughes	13,104,539	424,173	131,133	12,919,574
Joy D. Palmer	13,213,699	333,934	112,212	12,919,574
Robert A. Salcetti	13,139,451	388,060	132,334	12,919,574
David H. Stevens	13,145,380	382,892	131,573	12,919,574

Proposal 2 - Shareholders approved, in an advisory and non-binding vote, the compensation of the Company’s named executive officers as disclosed in the 2022 Proxy Statement. The votes regarding Proposal 2 were as follows:

For	Against	Abstentions	Broker Non-Votes
12,190,746	1,124,495	344,603	12,919,574

Proposal 3 - Shareholders approved a proposal to ratify the Company’s selection of BDO USA, LLP, independent certified public accountants, as auditors for the Company for the 2022 fiscal year. The votes regarding Proposal 3 were as follows:

For	Against	Abstentions	Broker Non-Votes
25,927,828	393,914	257,678	—

Item 8.01 Other Events.
On May 11, 2022, the Board of Directors (the “Board”) of the Company authorized a new share repurchase program (the “Program”) authorizing the repurchase up to $60 million of its common stock, $0.01 par value per share (the “Common Stock”), and up to $30 million of its 6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share and $25.00 liquidation preference per share (the “Preferred Stock”), through open market transactions, privately negotiated transactions, trading plans adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), block transactions or otherwise. The Program permits the Company to repurchase shares of Common Stock or Preferred Stock at any time or from time-to-time at management’s discretion. The actual means and timing of any shares purchased under the Program will depend on a variety of factors, including, but not limited to, the market prices of the Common Stock and the Preferred Stock, as applicable, general market and economic conditions, and applicable legal and regulatory requirements. The Program does not obligate the Company to purchase any shares, and any open market repurchases under the Program will be made in accordance with Exchange Act Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases. The Program, which replaces the Company’s prior repurchase program that expired on March 31, 2022, is authorized through March 31, 2024, although it may be modified or terminated by the Board at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	May 17, 2022	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer and Chief Operating Officer